Exhibit 99

For additional information:
For Immediate Release	Rick Green President & CEO Laura Robertson EVP & CFO (405) 372-2230
Southwest Bancorp Inc. Reports Third Quarter 2011 Results
     October 20, 2011, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market — OKSB, OKSBP), (“Southwest”), today reported a net loss available to common shareholders of $10.6 million, or $0.54 per diluted share for the third quarter of 2011, compared to net income available to common shareholders of $2.8 million, or $0.15 per diluted share for the third quarter of 2010, and to a net loss available to common shareholders of $4.0 million, or $0.21 per diluted share for the second quarter of 2011. The net loss available to common shareholders for the nine months ended September 30, 2011 was $13.2 million, or $0.68 per diluted share, compared to net income available to common shareholders for the nine months ended September 30, 2010 of $9.5 million, or $0.55 per diluted share.
     Rick Green, President and CEO, stated “Our losses were primarily the result of significantly increased provisions for loan losses and other problem loan related costs. These increases are generally due to continued weakness in the economy and commercial real estate values in particular.”
     “We continue to focus on the identification and resolution of problem and potential problem credits, and we have taken important additional steps this year to improve our lending, banking, and credit functions: In July 2011, we named a new Chief Banking Officer who is responsible for the lending, deposit, and treasury services and a new Chief Credit Officer who has authority over the credit and work-out functions. Both of these new positions report directly to me. We have bolstered our credit analysis and work-out staff with additional experienced and aggressive officers.
     “However, we are not satisfied with the pace of our resolution of problem and potential problem assets. Accordingly, we have undertaken a disciplined analysis of all alternatives available to accelerate the resolution process in the near-term. That analysis is continuing, while our enhanced work-out process proceeds.
     “Our goals are vital and simple to state. They are to:
•	“Promptly identify and resolve problem and potential problem assets, until we achieve and maintain acceptable levels;
•	“Focus on being a thriving, commercial bank serving our healthy, core markets in Oklahoma, Texas, and Kansas;
•	“Return to sustained profitability;
•	“Resume dividends on our trust preferred securities, preferred stock, and common stock; and
•	“Produce reliable and attractive returns for our shareholders.”
Third Quarter 2011 Key Notes
     Loans and Credit Quality:
•	Noncovered loans decreased by $332.9 million, or 14%, from year-end and $414.1 million, or 17%, from September 30, 2010. This decrease included a reduction of the commercial real estate mortgage and construction concentration to $1.5 billion, or 75%, of noncovered loans at September 30, 2011. Healthcare credits at quarter-end totaled $624.1 million, or 31%, of noncovered loans, including $387.9 million of healthcare related commercial real estate mortgage and construction loans.

NASDAQ: OKSB
OKSBP
     Southwest Bancorp Inc. Reports Third Quarter 2011 Results
•	Noncovered loans segmented by the market of the collateral location were as follows: $845.5 million in Texas, $770.3 million in Oklahoma, $252.3 million in Kansas, and $166.8 million in out of market states. The out of market loans consists of thirty-four states in the following categories: $100.4 million in commercial real estate, $39.3 million in construction & development, $21.1 million in commercial & industrial, $3.6 million in residential real estate, and $2.4 million in consumer.
•	Nonperforming assets increased to $203.5 million and 9.86% of noncovered portfolio loans and other real estate from $190.1 million and 8.66% of noncovered portfolio loans and other real estate at June 30, 2011 and from $144.8 million and 6.11% of noncovered portfolio loans and other real estate at December 31, 2010. In the first nine months of 2011 the migration of nonperforming assets consisted of: $154.1 million placed on nonaccrual, $14.4 million returned to accrual status, $47.6 million charged-off, $2.4 million of other real estate fair value impairments, $48.9 million transferred from nonperforming loans to other real estate, $18.0 million received in resolutions and payments on nonperforming loans, and $13.1 million received from sales of other real estate. Nonperforming healthcare assets were $15.7 million, or 8%, of total nonperforming assets.
•	Nonperforming loans consisted of $68.6 million in construction & development, $56.2 million in commercial real estate, $6.1 million in commercial & industrial, $1.7 million in residential real estate, and $0.1 million in consumer. Nonperforming loans by location were as follows: $95.2 million in Texas, $14.9 million in Oklahoma, $14.6 million in out of market states, and $8.0 million in Kansas.
•	Other real estate consisted of $38.9 million in construction & development, $24.4 million in commercial real estate, and $7.5 million in residential real estate. Other real estate by location was as follows: $35.3 million in Texas, $14.4 million in out of market states, $12.4 million in Kansas, and $8.7 million in Oklahoma.
•	Impaired loans had a carrying value of $204.5 million versus an unpaid principal value of $230.6 million. Impaired loans with a specific allowance allocation had a carrying value of $115.5 million versus an unpaid principal value of $125.0 million.
•	The allowance for loan losses was 3.25% of noncovered portfolio loans, compared to 2.80% at year-end 2010 and 3.00% at September 30, 2010. The allowance on specifically allocated impaired loans was 14.41% of carrying value and 13.31% of unpaid principal.
•	Quarterly net charge-offs totaled $14.5 million and consisted of $7.2 million in construction & development, $5.7 million in commercial real estate, $1.5 million in commercial & industrial, and $0.1 million in residential real estate & consumer. The net charge-offs were in the following locations: $7.4 million in Texas, $5.7 million in out of market states, $1.0 million in Oklahoma, and $0.4 million in Kansas.
•	Potential problem loans were $276.7 million, up $43.6 million, or 19%, from year-end, and $39.9 million, or 17%, from September 30, 2010. These loans consisted of $162.7 million in commercial real estate, $75.9 million in construction & development, $37.0 million in commercial & industrial, and $1.1 million in residential real estate. Potential problem loans by location were as follows: $164.0 million in Texas, $54.3 million in Oklahoma, $43.9 million in out of market states, and $14.5 million in Kansas.
     Capital Position and Liquidity:
•	As of September 30, 2011, Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $461.9 million, for a total risk-based capital ratio of 20.81%, and Tier 1 capital was $433.6 million, for a Tier 1 risk-based capital ratio of 19.54%. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $240.0 million. Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $383.8 million, for a total risk-based capital ratio of 19.14%, and Tier 1 capital of $343.2 million, for a Tier 1 risk-based capital ratio of 17.12%. Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $133.2 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators. Stillwater National Bank’s leverage and total risk-based capital ratios also substantially exceeded the individual minimum ratios agreed to with the Comptroller of the Currency of 8.50% and 12.50%.
•	In July, we determined to defer future payments of interest on our debentures and dividends on related trust preferred securities and to defer payments of dividends on our Series B Preferred Securities issued under

NASDAQ: OKSB
OKSBP
     Southwest Bancorp Inc. Reports Third Quarter 2011 Results
the U.S. Treasury Department’s Capital Purchase Program. The terms of our debentures and trust preferred securities allow us to increase or decrease the deferral period without default or penalty.
•	As of September 30, 2011, the holding company has $29.2 million in cash.
Financial Overview
     Condition: Total assets were $2.6 billion and total loans were $2.1 billion at September 30, 2011, a decrease of 9% and 14%, respectively, from December 31, 2010.
     At September 30, 2011 the allowance for loan losses was $64.7 million, a decrease of 11% and 1% from September 30, 2010 and December 31, 2010, respectively.
     Total core funding, which includes all non-brokered time deposits and sweep repurchase agreements, comprised 91% of total funding, compared to 90% at June 30, 2011 and 86% at December 31, 2010. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 9% of total funding compared to 10% at June 30, 2011 and 14% at December 31, 2010. Please see Table 7 for details on these non-GAAP financial measures.
     Year-to-date Results:
     Summary: The net loss available to common shareholders was $13.2 million as of September 30, 2011, compared to net income available to common shareholders of $9.5 million as of September 30, 2010. The $22.7 million decrease in our net income available to common shareholders from 2010 is the result of a $25.5 million increase in the provision for loan losses, a $5.9 million decrease in net interest income, a $4.0 million decrease in noninterest income, and a $1.5 million increase in noninterest expense, offset in part by a $14.3 million decrease in income tax expense.
     On June 28, 2011, Southwest entered into a settlement agreement with the Oklahoma State Tax Commission (the “Commission”) with respect to certain claims by the Commission. Southwest had previously recorded reserves against these claims. As a result of the settlement agreement, Southwest paid the sum of $4.8 million to the Commission and recorded a gain of $2.6 million, net of tax effect, upon reversal of excess reserves. The year-to-date calculated effective tax rate is 41.80% and results in a tax benefit; however, when the discreet items are excluded, the effective tax rate year-to-date is 38.90%, also resulting in a tax benefit. Discreet items include the reversal of excess tax reserves in the second quarter and the provision to return adjustment in the third quarter.
     Net Interest Income: Net interest income totaled $74.4 million for the first nine months of 2011, compared to $80.4 million for the first nine months of 2010, a decrease of $5.9 million, or 7%. Year-to-date net interest margin was 3.78%, compared to 3.63% in 2010. Included in 2011 year-to-date net interest income was a net reduction of $0.4 million resulting from interest reversals on nonaccrual loans offset by the year-to-date adjustments of the discount accretion on loans and the loss share receivable. Included in 2010 year-to-date net interest income was $0.5 million of net recoveries from the resolution of nonperforming loans and additional discount accretion on loans and loss share receivable, offset in part by interest reversals on nonaccrual loans. The net effects of these adjustments on net interest margin were a 2 basis point decrease and a 3 basis point increase, respectively.
     Provision for Loan Losses and Net Charge Offs: The provision for loan losses totaled $53.8 million for the first nine months of 2011, compared to $28.3 million for the first nine months of 2010. Net charge-offs totaled $54.3 million, or 3.24% (annualized) of average portfolio loans year-to-date as of September 30, 2011, compared to $18.3 million, or 0.95% (annualized) of average portfolio loans for the same period in the prior year.
     As of September 30, 2011, sixteen relationships accounted for $45.5 million in charge-offs, of which $26.1 million were on six out of market relationships. At September 30, 2011, total out of market commercial real estate and construction loans was $139.7 million, of which $51.0 million were internally rated substandard or doubtful.
     Noninterest Income: Noninterest income totaled $10.4 million for the first nine months of 2011, compared to $14.5 million for the first nine months of 2010. The decrease in noninterest income was primarily the result of a $2.6 million decline in gain on investment securities, a $1.0 million decline in gain on sale of loans, mainly from declined student loan sales, and a $0.3 million decline in other noninterest income.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2011 Results
     Noninterest Expense: Noninterest expense totaled $48.3 million for the first nine months of 2011, compared to $46.8 million for the first nine months of 2010. The increase consists of a $3.5 million increase in other real estate expense and a $1.6 million increase in provision for unfunded loan commitments due to increased loss ratios, offset in part by a $1.8 million decrease in other general and administrative expense, primarily from the settlement of Oklahoma state tax claims for less than the amount accrued, a $1.5 million decrease in FDIC and other insurance expense, and a $0.3 million decrease in occupancy expense.
     Third Quarter Results:
     Summary: For the third quarter of 2011, Southwest incurred a net loss available to common shareholders of $10.6 million, compared to net income available to common shareholders of $2.8 million in the third quarter of 2010 and a net loss available to common shareholders of $4.0 million in the second quarter of 2011. The decrease from the third quarter of 2010 was the result of a $12.6 million increase in the provision for loan losses, a $2.7 million decrease in noninterest income, a $2.4 million decrease in net interest income, and a $2.3 million increase in noninterest expense, offset in part by a $6.7 million decrease in income taxes. The decrease from the second quarter of 2011 was the result of a $4.5 million increase in the provision for loan losses, a $2.7 million increase in noninterest expense, and a $1.0 million decrease in net interest income, offset in part by a $1.6 million decrease in income taxes.
     For the third quarter of 2011, the calculated effective tax rate is 35.23% and results in a tax benefit; however, when discreet items are excluded, the effective tax rate for the third quarter is 36.94%, also resulting in a tax benefit. Discreet items included the provision to return adjustment in the third quarter.
     Net Interest Income: Net interest income totaled $24.0 million for the third quarter of 2011, compared to $26.5 million for the third quarter of 2010, a decrease of $2.4 million, or 9%, and $25.0 million for the second quarter of 2011, a decrease of $1.0 million, or 4%. Net interest margin was 3.77% for the third quarter of 2011, compared to 3.63% for the third quarter of 2010 and 3.79% for the second quarter of 2011. Included in the net interest margins were net reductions of $0.3 million, $0.3 million, and $0.2 million, respectively for each quarter, resulting from interest reversals on nonaccrual loans offset by the quarterly adjustments of the discount accretion on loans and the loss share receivable. The net effects of these adjustments on the net interest margins were a 5 basis point decrease, a 5 basis point decrease, and a 3 basis point decrease for each quarter, respectively.
     Provision for Loan Losses and Net Charge-Offs: The provision for loan losses totaled $24.6 million for the third quarter of 2011, compared to $12.0 million for the third quarter of 2010 and $20.1 million for the second quarter of 2011. Net charge-offs totaled $14.5 million, or 2.70% (annualized) of average portfolio loans for the third quarter of 2011, compared to $6.6 million, or 1.05% (annualized) of average portfolio loans for the third quarter of 2010 and $26.9 million, or 4.76% (annualized) of average portfolio loans for the second quarter of 2011.
     For the third quarter of 2011, eight relationships accounted for $12.9 million in charge-offs, of which $5.5 million were on four out of market relationships.
     Noninterest Income: Noninterest income totaled $3.6 million for the third quarter of 2011, compared to $6.3 million for the third quarter of 2010 and $3.6 million for the second quarter of 2011. The decrease in noninterest income from the third quarter of 2010 was primarily the result of a $2.6 million decrease in gain on investment securities.
     Noninterest Expense: Noninterest expense totaled $17.7 million for the third quarter of 2011, compared to $15.4 million for the third quarter of 2010 and $15.0 million for the second quarter of 2011. The increase from third quarter 2010 consisted of a $1.2 million increase in other real estate expense and a $0.6 million increase in provision for unfunded loan commitments, a $0.6 million increase in other general and administrative expense, and a $0.5 million increase in personnel expense, offset in part by a $0.5 million decrease in FDIC and other insurance expense. The increase from second quarter 2011 consisted of a $3.1 million increase in other general and administrative expense, primarily from the second quarter settlement of Oklahoma state tax claims for less than the amount accrued, and a $0.8 million increase in personnel expense, offset in part by a $1.2 million decrease in other real estate expense.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2011 Results
Southwest Bancorp and Subsidiaries
     Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At September 30, 2011 we had total assets of $2.6 billion, deposits of $2.0 billion, and shareholders’ equity of $367.0 million.
     Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of September 30, 2011, approximately $624.1 million, or 31%, of our noncovered loans were loans to individuals and businesses in the healthcare industry. We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.
     We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime residential lending has never been a part of our business strategy, and our exposure to subprime mortgage loans and subprime lenders is minimal. One-to-four family mortgages account for less than 5% of total noncovered loans. As of September 30, 2011 approximately $1.5 billion, or 75%, of our noncovered loans were commercial real estate mortgage and construction loans, including $387.9 million of loans to individuals and businesses in the healthcare industry.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This earnings release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, collateral values and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk, and market or interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results.
     Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2011 through the date its financial statements are filed with the Securities and Exchange Commission. The September 30, 2011 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Inc. Reports Third Quarter 2011 Results
Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-Date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Third Quarter			Second Quarter
			%		%
QUARTERLY HIGHLIGHTS	2011	2010	Change	2011	Change

Operations
Net interest income	$24,025	$26,452	(9)%	$24,985	(4)%
Provision for loan losses	24,626	11,988	105	20,140	22
Noninterest income	3,589	6,335	(43)	3,604	—
Noninterest expense	17,693	15,418	15	14,980	18
Income (loss) before taxes	(14,705)	5,381	(373)	(6,531)	125
Taxes on income	(5,180)	1,508	(444)	(3,561)	45
Net income (loss)	(9,525)	3,873	(346)	(2,970)	221
Net income (loss) available to common shareholders	(10,589)	2,825	(475)	(4,027)	163
Diluted earnings per share	(0.54)	0.15	(460)	(0.21)	157
Balance Sheet
Total assets	2,572,492	2,905,275	(11)	2,660,495	(3)
Loans held for sale	39,902	34,868	14	37,204	7
Noncovered portfolio loans	1,933,694	2,412,796	(20)	2,156,096	(10)
Covered portfolio loans	41,209	60,558	(32)	46,153	(11)
Total deposits	2,022,253	2,345,648	(14)	2,094,236	(3)
Total shareholders’ equity	367,024	376,576	(3)	376,930	(3)
Book value per common share	15.37	15.93	(4)	15.89	(3)
Key Ratios
Net interest margin	3.77%	3.63%		3.79%
Efficiency ratio	64.07	47.02		52.40
Total capital to risk-weighted assets	20.81	18.45		20.20
Nonperforming loans to portfolio loans — noncovered	6.66	5.62		7.01
Shareholders’ equity to total assets	14.27	12.96		14.17
Tangible common equity to tangible assets*	11.38	10.43		11.38
Return on average assets (annualized)	(1.43)	0.52		(0.43)
Return on average common equity (annualized)	(13.42)	3.57		(5.11)
Return on average tangible common equity (annualized)**	(13.72)	3.65		(5.22)

	Nine Month
			%
YEAR-TO-DATE HIGHLIGHTS	2011	2010	Change

Operations
Net interest income	$74,431	$80,361	(7)%
Provision for loan losses	53,816	28,295	90
Noninterest income	10,442	14,475	(28)
Noninterest expense	48,298	46,822	3
Income (loss) before taxes	(17,241)	19,719	(187)
Taxes on income	(7,207)	7,063	(202)
Net income (loss)	(10,034)	12,656	(179)
Net income (loss) available to common
shareholders	(13,208)	9,520	(239)
Diluted earnings per share	(0.68)	0.55	(224)
Balance Sheet
Total assets	2,572,492	2,905,275	(11)
Loans held for sale	39,902	34,868	14
Noncovered portfolio loans	1,933,694	2,412,796	(20)
Covered portfolio loans	41,209	60,558	(32)
Total deposits	2,022,253	2,345,648	(14)
Total shareholders’ equity	367,024	376,576	(3)
Book value per common share	15.37	15.93	(4)
Key Ratios
Net interest margin	3.78%	3.63%
Efficiency ratio (GAAP-based)	56.91	49.37
Total capital to risk-weighted assets	20.81	18.45
Nonperforming loans to portfolio loans — noncovered	6.66	5.62
Shareholders’ equity to total assets	14.27	12.96
Tangible common equity to tangible assets*	11.38	10.43
Return on average assets	(0.49)	0.56
Return on average common equity	(5.61)	4.47
Return on average tangible common equity**	(5.74)	4.58
Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.

**	This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	September, 30	December 31,	September, 30
	2011	2010	2010

Assets
Cash and due from banks	$27,501	$26,478	$22,851
Interest-bearing deposits	89,099	41,018	66,607

Cash and cash equivalents	116,600	67,496	89,458
Securities held to maturity (fair values of $15,805, $14,029, $9,185, respectively)	15,398	14,304	9,093
Securities available for sale (amortized cost of $247,094, $246,649, $226,323, respectively)	254,201	248,221	231,751
Loans held for sale	39,902	35,194	34,868
Noncovered loans receivable	1,993,694	2,331,293	2,412,796
Less: Allowance for loan losses	(64,698)	(65,229)	(72,418)

Net noncovered loans receivable	1,928,996	2,266,064	2,340,378
Covered loans receivable (includes loss share: $10,976, $14,370, and $17,922, respectively)	41,209	53,628	60,558

Net loans receivable	1,970,205	2,319,692	2,400,936
Accrued interest receivable	8,035	8,590	9,663
Income tax receivable	12,509	—	—
Premises and equipment, net	22,706	23,772	25,075
Noncovered other real estate	70,785	37,722	35,723
Covered other real estate	5,350	4,187	4,448
Goodwill	6,811	6,811	6,811
Other intangible assets, net	4,966	5,371	5,358
Other assets	45,024	49,181	52,091

Total assets	$2,572,492	$2,820,541	$2,905,275

Liabilities
Deposits:
Noninterest-bearing demand	$388,365	$377,182	$329,655
Interest-bearing demand	98,270	92,584	86,153
Money market accounts	461,546	495,253	518,422
Savings accounts	31,319	26,665	25,556
Time deposits of $100,000 or more	551,914	694,565	795,303
Other time deposits	490,839	566,479	590,559

Total deposits	2,022,253	2,252,728	2,345,648
Accrued interest payable	2,507	1,577	2,457
Income tax payable	—	2,878	6,603
Other liabilities	12,162	8,981	9,522
Other borrowings	86,583	94,602	82,506
Subordinated debentures	81,963	81,963	81,963

Total liabilities	2,205,468	2,442,729	2,528,699

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 70,000 shares issued and outstanding	68,268	67,724	67,548
Common stock — $1 par value; 40,000,000 shares authorized; 19,441,577, 19,421,900, 19,395,675 shares issued and outstanding, respectively	19,442	19,422	19,396
Additional paid-in capital	98,981	98,894	98,750
Retained earnings	177,584	190,793	187,535
Accumulated other comprehensive income	2,749	979	3,347

Total shareholders’ equity	367,024	377,812	376,576

Total liabilities and shareholders’ equity	$2,572,492	$2,820,541	$2,905,275

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share)	Table 3

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2011	2010	2011	2010

Interest income
Loans	$27,873	$32,824	$87,890	$101,087
Investment securities	1,779	2,079	5,389	6,424
Other interest-earning assets	131	180	401	610

Total interest income	29,783	35,083	93,680	108,121

Interest expense
Interest-bearing deposits	3,811	6,802	13,475	22,347
Other borrowings	469	524	1,460	1,565
Subordinated debentures	1,478	1,305	4,314	3,848

Total interest expense	5,758	8,631	19,249	27,760

Net interest income	24,025	26,452	74,431	80,361

Provision for loan losses	24,626	11,988	53,816	28,295

Net interest income (loss) after provision for loan losses	(601)	14,464	20,615	52,066

Noninterest income
Service charges and fees	3,117	2,994	9,226	9,260
Gain on sales of loans	426	653	1,021	2,054
Gain on investment securities	—	2,605	—	2,646
Other noninterest income	46	83	195	515

Total noninterest income	3,589	6,335	10,442	14,475

Noninterest expense
Salaries and employee benefits	7,734	7,183	22,223	22,400
Occupancy	2,694	2,835	8,201	8,454
FDIC and other insurance	824	1,347	3,004	4,455
Other real estate, net	1,445	228	4,483	963
General and administrative	4,996	3,825	10,387	10,550

Total noninterest expense	17,693	15,418	48,298	46,822

Income (loss) before taxes	(14,705)	5,381	(17,241)	19,719
Taxes on income	(5,180)	1,508	(7,207)	7,063

Net income (loss)	$(9,525)	$3,873	$(10,034)	$12,656

Net income (loss) available to common shareholders	$(10,589)	$2,825	$(13,208)	$9,520

Basic earnings per common share	$(0.54)	$0.15	$(0.68)	$0.55
Diluted earnings per common share	(0.54)	0.15	(0.68)	0.55
Common dividends declared per share	—	—	—	—

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES — QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended September 30,
	2011			2010
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$2,127,291	$27,160	5.07%	$2,477,413	$31,791	5.09%
Covered loans	44,018	713	6.43	65,999	1,033	6.21
Investment securities	269,143	1,779	2.62	246,838	2,079	3.34
Other interest-earning assets	87,649	131	0.59	99,500	180	0.72

Total interest-earning assets	2,528,101	29,783	4.67	2,889,750	35,083	4.82
Other assets	121,115			76,570

Total assets	$2,649,216			$2,966,320

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$111,805	$102	0.36%	$93,481	$111	0.47%
Money market accounts	480,817	507	0.42	515,754	976	0.75
Savings accounts	30,467	11	0.14	25,306	15	0.24
Time deposits	1,065,019	3,191	1.19	1,428,247	5,700	1.58

Total interest-bearing deposits	1,688,108	3,811	0.93	2,062,788	6,802	1.31
Other borrowings	89,964	469	2.07	93,136	524	2.23
Subordinated debentures	81,963	1,478	7.21	81,963	1,305	6.37

Total interest-bearing liabilities	1,860,035	5,758	1.23	2,237,887	8,631	1.53

Noninterest-bearing demand deposits	375,465			330,321
Other liabilities	32,447			16,960
Shareholders’ equity	381,269			381,152

Total liabilities and shareholders’ equity	$2,649,216			$2,966,320

Net interest income and spread		$24,025	3.44%		$26,452	3.29%

Net interest margin (1)			3.77%			3.63%

Average interest-earning assets to average interest-bearing liabilities	135.92%			129.13%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES — YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2011			2010
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets
Noncovered loans	$2,234,219	$85,366	5.11%	$2,533,490	$97,381	5.14%
Covered loans	47,619	2,524	7.09	72,676	3,706	6.82
Investment securities	264,004	5,389	2.73	242,629	6,424	3.54
Other interest-earning assets	87,729	401	0.61	114,629	610	0.71

Total interest-earning assets	2,633,571	93,680	4.76	2,963,424	108,121	4.88
Other assets	102,042			74,199

Total assets	$2,735,613			$3,037,623

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$112,394	$329	0.39%	$102,843	$383	0.50%
Money market accounts	487,522	1,766	0.48	508,742	3,026	0.80
Savings accounts	29,131	37	0.17	25,515	47	0.25
Time deposits	1,158,922	11,343	1.31	1,534,135	18,891	1.65

Total interest-bearing deposits	1,787,969	13,475	1.05	2,171,235	22,347	1.38
Other borrowings	89,384	1,460	2.18	96,099	1,565	2.18
Subordinated debentures	81,963	4,314	7.02	81,963	3,848	6.26

Total interest-bearing liabilities	1,959,316	19,249	1.31	2,349,297	27,760	1.58

Noninterest-bearing demand deposits	370,145			318,609
Other liabilities	23,510			17,629
Shareholders’ equity	382,642			352,088

Total liabilities and shareholders’ equity	$2,735,613			$3,037,623

Net interest income and spread		$74,431	3.45%		$80,361	3.30%

Net interest margin (1)			3.78%			3.63%

Average interest-earning assets to average interest-bearing liabilities	134.41%			126.14%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands, except per share)	Table 6

	2011				2010
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

LOAN COMPOSITION
Noncovered
Real estate mortgage:
Commercial	$1,169,010	$1,262,753	$1,302,164	$1,310,464	$1,271,278	$1,251,709	$1,230,009
One-to-four family residential	85,272	87,407	87,286	89,800	109,980	106,814	111,185
Real estate construction
Commercial	348,053	372,576	403,635	441,265	527,773	589,590	630,472
One-to-four family residential	25,527	26,400	26,758	27,429	30,527	35,129	34,996
Commercial	367,241	404,229	416,392	452,626	463,132	471,004	487,074
Installment and consumer:
Guaranteed student loans	5,547	5,600	5,700	5,843	5,960	7,389	10,199
Other	32,946	34,335	36,493	39,060	39,014	39,328	38,048

Total noncovered loans, including held for sale	2,033,596	2,193,300	2,278,428	2,366,487	2,447,664	2,500,963	2,541,983
Less allowance for loan losses	(64,698)	(54,575)	(61,285)	(65,229)	(72,418)	(67,055)	(65,168)

Total noncovered loans, net	$1,968,898	$2,138,725	$2,217,143	$2,301,258	$2,375,246	$2,433,908	$2,476,815

Covered
Real estate mortgage:
Commercial	$23,201	$26,976	$28,929	$30,997	$33,428	$36,107	$37,487
One-to-four family residential	7,378	8,113	8,192	9,122	10,071	10,277	10,843
Real estate construction
Commercial	5,987	6,001	6,144	6,840	7,464	8,190	11,173
One-to-four family residential	—	172	281	439	1,823	3,853	5,273
Commercial	4,286	4,461	5,021	5,554	6,816	8,487	10,807
Installment and consumer:	357	430	550	676	956	1,092	1,326

Total covered loans	$41,209	$46,153	$49,117	$53,628	$60,558	$68,006	$76,909

LOANS BY SEGMENT
Oklahoma banking	$770,306	$834,189	$838,006	$871,393	$890,598	$914,004	$926,870
Texas banking	845,485	911,134	953,123	982,845	1,024,863	1,041,228	1,063,511
Kansas banking	252,302	260,431	272,685	289,642	309,240	329,157	342,596
Out of market	166,810	196,495	226,383	241,041	248,653	258,965	260,329

Subtotal	2,034,903	2,202,249	2,290,197	2,384,921	2,473,354	2,543,354	2,593,306
Secondary market	39,902	37,204	37,348	35,194	34,868	25,615	25,586

Total loans	$2,074,805	$2,239,453	$2,327,545	$2,420,115	$2,508,222	$2,568,969	$2,618,892

NONPERFORMING LOANS BY TYPE
Construction & development	$68,554	$73,487	$68,183	$67,571	$88,590	$75,079	$54,648
Commercial real estate	56,234	60,857	47,986	30,510	34,448	25,413	28,520
Commercial	6,080	15,224	16,633	6,977	6,180	2,614	4,100
One-to-four family residential	1,706	1,457	2,634	1,984	6,401	8,843	10,552
Consumer	152	153	27	41	42	255	42

Total nonperforming loans — noncovered	$132,726	$151,178	$135,463	$107,083	$135,661	$112,204	$97,862

NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$14,932	$18,870	$13,443	$9,726	$9,937	$6,041	$7,638
Texas banking	95,191	91,449	87,122	55,431	74,581	48,873	41,303
Kansas banking	7,976	9,725	7,924	6,923	14,126	18,593	15,603
Out of market	14,627	31,134	26,974	35,003	37,017	38,697	33,318

Total nonperforming loans — noncovered	$132,726	$151,178	$135,463	$107,083	$135,661	$112,204	$97,862

OTHER REAL ESTATE BY TYPE
Construction & development	$38,927	$12,588	$6,304	$5,579	$9,349	$1,625	$1,441
Commercial real estate	24,364	16,300	23,890	20,750	19,053	19,444	12,320
One-to-four family residential	7,494	10,068	10,873	11,393	7,321	6,565	5,048

Total other real estate — noncovered	$70,785	$38,956	$41,067	$37,722	$35,723	$27,634	$18,809

OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$8,709	$2,613	$4,616	$4,814	$4,108	$3,547	$3,665
Texas banking	35,270	17,398	18,652	15,810	14,651	10,352	4,376
Kansas banking	12,390	14,539	12,848	13,182	12,218	8,989	9,198
Out of market	14,416	4,406	4,951	3,916	4,746	4,746	1,570

Total other real estate — noncovered	$70,785	$38,956	$41,067	$37,722	$35,723	$27,634	$18,809

POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$75,867	$111,032	$111,204	$94,765	$111,401	$101,455	$132,546
Commercial real estate	162,692	140,079	85,833	101,629	97,694	107,538	111,989
Commercial	37,027	38,850	19,940	36,142	27,119	32,843	30,582
One-to-four family residential	1,108	1,210	429	589	608	354	764
Consumer	—	—	—	15	22	27	31

Total potential problem loans — noncovered	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$54,310	$42,565	$30,678	$36,170	$58,230	$47,686	$47,147
Texas banking	163,973	183,486	114,506	144,357	116,049	145,684	168,717
Kansas banking	14,530	11,289	19,472	20,232	19,737	1,754	5,175
Out of market	43,881	53,831	52,750	32,381	42,828	47,093	54,873

Total potential problem loans — noncovered	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA	Continued
(Dollars in thousands, except per share)

	2011			2010
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

OUT OF MARKET LOANS
Net Balance
Arizona	$35,978	$49,977	$57,657	$65,615	$68,887	$65,770	$66,428
Iowa	26,626	26,695	26,759	26,836	28,953	25,035	25,108
Colorado	23,234	24,187	28,422	28,619	30,160	31,509	32,793
New Mexico	21,019	21,092	28,226	28,710	29,188	29,514	29,732
California	10,737	9,814	9,984	9,906	10,169	10,554	10,560
Ohio	9,367	9,568	9,963	10,420	10,666	10,786	10,293
Tennessee	6,484	6,550	6,606	6,784	6,837	6,898	6,967
Florida	6,374	10,582	7,600	7,627	7,622	7,531	7,635
Louisiana	5,644	5,963	8,018	8,651	9,223	9,788	10,354
Alabama	4,306	4,443	4,479	4,520	5,027	5,065	5,100
Other (24 states included)	17,041	27,624	38,669	43,353	41,921	56,515	55,359

Total out of market loans	$166,810	$196,495	$226,383	$241,041	$248,653	$258,965	$260,329

Nonperforming out of market loans
Arizona	$8,441	$16,745	$10,316	$17,061	$19,145	$19,576	$11,834
Colorado	746	4,909	880	1,235	1,239	1,255	521
New Mexico	5,135	5,135	11,827	11,827	11,827	11,827	11,827
Tennessee	—	—	—	30	32	33	35
Florida	305	1,479	1,479	1,479	1,479	1,486	1,486
Alabama	—	157	172	192	192	195	195
Other (24 states included)	—	2,709	2,300	3,179	3,103	4,325	7,420

Total nonperforming out of market loans	$14,627	$31,134	$26,974	$35,003	$37,017	$38,697	$33,318

Potential problem out of market loans
Arizona	$10,287	$14,865	$25,242	$14,986	$15,608	$10,648	$18,428
Iowa	—	—	—	—	—	9,100	9,100
Colorado	17,034	13,500	17,933	17,395	17,395	17,395	17,395
New Mexico	11,589	11,635	—	—	—	—	—
California	593	9,423	9,575	—	9,825	9,950	9,950
Florida	108	116	—	—	—	—	—
Alabama	4,270	4,292	—	—	—	—	—

Total potential problem out of market loans	$43,881	$53,831	$52,750	$32,381	$42,828	$47,093	$54,873

ALLOWANCE ACTIVITY
Balance, beginning of period	$54,575	$61,285	$65,229	$72,418	$67,055	$65,168	$62,413
Charge offs	16,067	27,562	13,392	14,720	7,006	6,168	6,545
Recoveries	1,564	712	398	266	381	279	769

Net charge offs	14,503	26,850	12,994	14,454	6,625	5,889	5,776
Provision for loan losses	24,626	20,140	9,050	7,265	11,988	7,776	8,531

Balance, end of period	$64,698	$54,575	$61,285	$65,229	$72,418	$67,055	$65,168

NET CHARGE OFFS BY TYPE
Construction & development	$7,177	$10,847	$1,012	$11,613	$1,641	$4,126	$2,920
Commercial real estate	5,702	7,593	7,290	1,351	1,582	515	919
Commercial	1,469	7,999	4,337	1,214	1,318	1,081	1,148
One-to-four family residential	55	165	58	149	1,589	119	558
Consumer	100	246	297	127	495	48	231

Total net charge offs by type	$14,503	$26,850	$12,994	$14,454	$6,625	$5,889	$5,776

NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$1,058	$1,442	$1,593	$1,616	$1,960	$371	$1,815
Texas banking	7,386	9,163	4,502	10,485	2,219	4,726	3,734
Kansas banking	361	1,791	372	64	823	482	1,077
Out of market	5,698	14,454	6,527	2,289	1,623	310	(850)

Total net charge offs by segment	$14,503	$26,850	$12,994	$14,454	$6,625	$5,889	$5,776

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands, except per share)

	2011			2010
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$7	$5,290	$3,435	$4,205	$3,399	$4,387	$2,857
Texas banking	(6,455)	1,575	1,079	4,001	(1,801)	757	1,685
Kansas banking	(612)	971	131	293	(306)	940	(322)
Out of market	(1,947)	(9,039)	(924)	(3,674)	494	(477)	1,750

Subtotal	(9,007)	(1,203)	3,721	4,825	1,786	5,607	5,970
Secondary market	90	127	(13)	444	173	83	310
Other operations	(608)	(1,894)	(1,247)	(961)	1,914	(1,279)	(1,908)

Net income (loss)	$(9,525)	$(2,970)	$2,461	$4,308	$3,873	$4,411	$4,372

PER SHARE DATA
Basic earnings per common share	$(0.54)	$(0.21)	$0.07	$0.17	$0.15	$0.19	$0.23
Diluted earnings per common share	(0.54)	(0.21)	0.07	0.17	0.15	0.19	0.23
Book value per common share	15.37	15.89	16.02	15.97	15.93	15.88	16.79
Tangible book value per share*	15.02	15.54	15.67	15.62	15.58	15.53	16.33
COMMON STOCK
Shares issued and outstanding	19,441,577	19,439,167	19,438,290	19,421,900	19,395,675	19,388,797	14,779,711
OTHER FINANCIAL DATA
Investment securities	$269,599	$268,153	$258,436	$262,525	$240,844	$247,108	$241,693
Loans held for sale	39,902	37,204	37,348	35,194	34,868	25,615	25,586
Noncovered portfolio loans	1,993,694	2,156,096	2,241,080	2,331,293	2,412,796	2,475,348	2,516,397
Total noncovered loans	2,033,596	2,193,300	2,278,428	2,366,487	2,447,664	2,500,963	2,541,983
Covered portfolio loans	41,209	46,153	49,117	53,628	60,558	68,006	76,909
Total assets	2,572,492	2,660,495	2,779,028	2,820,541	2,905,275	3,010,835	3,074,923
Total deposits	2,022,253	2,094,236	2,218,571	2,252,728	2,345,648	2,444,939	2,554,165
Other borrowings	86,583	96,682	85,332	94,602	82,506	93,036	103,620
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	367,024	376,930	379,350	377,812	376,576	375,319	315,341
Mortgage servicing portfolio	285,886	283,083	281,271	278,146	261,266	249,632	241,224
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811
Core deposit intangible	3,155	3,285	3,420	3,557	3,693	3,830	3,967
Mortgage servicing rights	1,808	1,781	1,718	1,810	1,661	1,589	1,603
Nonmortgage servicing rights	3	3	3	4	4	5	5

Total intangible assets	$11,777	$11,880	$11,952	$12,182	$12,169	$12,235	$12,386

Intangible amortization expense	$226	$222	$361	$402	$392	$350	$359

DEPOSIT COMPOSITION
Non-interest bearing demand	$388,365	$389,027	$369,013	$377,182	$329,655	$326,721	$317,896
Interest-bearing demand	98,270	124,346	112,731	92,584	86,153	102,218	119,757
Money market accounts	461,546	465,269	486,770	495,253	518,422	510,549	506,659
Savings accounts	31,319	29,586	28,440	26,665	25,556	25,321	25,871
Time deposits of $100,000 or more	551,914	570,116	669,817	694,565	795,303	861,110	944,871
Other time deposits	490,839	515,892	551,800	566,479	590,559	619,020	639,111

Total deposits**	$2,022,253	$2,094,236	$2,218,571	$2,252,728	$2,345,648	$2,444,939	$2,554,165

OFFICES AND EMPLOYEES
FTE Employees	437	437	424	432	440	447	455
Branches	23	23	23	23	23	23	24
Loan production offices	2	2	2	2	2	2	2
Assets per employee	$5,887	$6,088	$6,554	$6,529	$6,603	$6,736	$6,758

* This is a Non-GAAP based financial measure.
** Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$2,022,253	$2,094,236	$2,218,571	$2,252,728	$2,345,648	$2,444,939	$2,554,165
Less:
Brokered time deposits	46,838	52,407	122,124	145,240	226,238	279,027	359,571
Other brokered deposits	105,483	105,392	112,033	117,532	129,096	126,643	124,969

Non-brokered deposits	$1,869,932	$1,936,437	$1,984,414	$1,989,956	$1,990,314	$2,039,269	$2,069,625

Plus:
Sweep repurchase agreements	40,305	30,636	27,214	26,492	22,211	22,700	33,192

Core funding	$1,910,237	$1,967,073	$2,011,628	$2,016,448	$2,012,525	$2,061,969	$2,102,817

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 8
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands, except per share)

	2011			2010
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

PERFORMANCE RATIOS
Return on average assets (annualized)	(1.43)%	(0.43)%	0.35%	0.59%	0.52%	0.58%	0.57%
Return on average common equity (annualized)	(13.42)	(5.11)	1.81	4.11	3.57	4.64	5.42
Return on average tangible common equity (annualized)*	(13.72)	(5.22)	1.85	4.21	3.65	4.75	5.58
Net interest margin (annualized)	3.77	3.79	3.78	3.82	3.63	3.65	3.59
Total dividends declared to net income	(9.24)	(29.46)	35.56	20.31	22.59	19.84	20.02
Effective tax rate	35.23	54.53	38.40	38.31	28.02	38.29	39.19
Efficiency ratio	64.07	52.40	54.50	54.13	47.02	51.97	49.25
NONPERFORMING ASSETS
Noncovered
Nonaccrual loans	$132,268	$151,135	$134,934	$106,566	$135,209	$111,871	$97,858

90 days past due and accruing	458	43	529	517	452	333	4

Total nonperforming loans	132,726	151,178	135,463	107,083	135,661	112,204	97,862
Other real estate	70,785	38,956	41,067	37,722	35,723	27,634	18,809

Total nonperforming assets	$203,511	$190,134	$176,530	$144,805	$171,384	$139,838	$116,671

Performing restructured	$1,026	$3,191	$2,166	$2,177	$5,334	$5,525	$5,650

Potential problem loans	$276,694	$291,171	$217,406	$233,140	$236,844	$242,217	$275,912

Covered
Nonaccrual loans	$7,065	$9,800	$9,809	$10,806	$7,906	$14,504	$16,192
90 days past due and accruing	610	—	—	—	1,871	130	356

Total nonperforming loans	7,675	9,800	9,809	10,806	9,777	14,634	16,548
Other real estate	5,350	3,806	4,016	4,187	4,448	4,352	4,489

Total nonperforming assets	$13,025	$13,606	$13,825	$14,993	$14,225	$18,986	$21,037

Potential problem loans	$2,015	$2,731	$3,444	$3,495	$6,413	$6,184	$6,620

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	2.70%	4.76%	2.25%	2.35%	1.05%	0.92%	0.90%
Noncovered
Nonperforming assets to portfolio loans and other real estate	9.86%	8.66%	7.74%	6.11%	7.00%	5.59%	4.60%
Nonperforming loans to portfolio loans	6.66	7.01	6.04	4.59	5.62	4.53	3.89
Allowance for loan losses to portfolio loans	3.25	2.53	2.73	2.80	3.00	2.71	2.59
Allowance for loan losses to nonperforming loans	48.75	36.10	45.24	60.91	53.38	59.76	66.59
Covered
Nonperforming assets to portfolio loans and other real estate	27.98%	27.23%	26.02%	25.93%	21.88%	26.24%	25.84%
Nonperforming loans to portfolio loans	18.62	21.23	19.97	20.15	16.14	21.52	21.52
CAPITAL RATIOS
Average total shareholders’ equity to average assets	14.39%	13.98%	13.57%	13.24%	12.85%	11.78%	10.18%
Leverage ratio	16.47	16.25	15.95	15.55	14.96	14.48	12.32
Tier 1 capital to risk-weighted assets	19.54	18.93	18.49	17.78	17.17	16.50	14.00
Total capital to risk-weighted assets	20.81	20.20	19.77	19.06	18.45	17.78	15.28
Tangible common equity to tangible assets***	11.38	11.38	10.99	10.78	10.43	10.02	7.87
REGULATORY CAPITAL DATA
Tier I capital	$433,628	$444,106	$447,803	$445,966	$442,188	$438,973	$381,280
Total capital	461,929	473,950	478,713	477,930	475,040	472,971	415,955
Total risk adjusted assets	2,219,271	2,346,596	2,421,752	2,507,867	2,574,746	2,659,886	2,722,628
Average total assets	2,633,000	2,733,561	2,807,518	2,867,114	2,955,779	3,032,328	3,094,756

* This is a Non-GAAP based financial measure.
*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$367,024	$376,930	$379,350	$377,812	$376,576	$375,319	$315,341
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811
Preferred stock	68,268	68,084	67,902	67,724	67,548	67,375	67,205

Tangible common equity	$291,945	$302,035	$304,637	$303,277	$302,217	$301,133	$241,325

Total assets	$2,572,492	$2,660,495	$2,779,028	$2,820,541	$2,905,275	$3,010,835	$3,074,923
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811

Tangible assets	$2,565,681	$2,653,684	$2,772,217	$2,813,730	$2,898,464	$3,004,024	$3,068,112

Tangible common equity to tangible assets	11.38%	11.38%	10.99%	10.78%	10.43%	10.02%	7.87%
Balance sheet amounts and ratios are as of period end unless otherwise noted.